EXHIBIT 10.2
FIRST AMENDMENT dated as of December 23, 2021 (this “Amendment”), to the AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 23, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified prior to the date hereof, the “Credit Agreement”), among BROADRIDGE FINANCIAL SOLUTIONS, INC., a Delaware corporation (the “Company”), BROADRIDGE FINANCIAL SOLUTIONS (CANADA) CORP., a Nova Scotia unlimited company, BROADRIDGE SWEDEN HOLDINGS AB (u.n.c.f. GOLDCUP 100696 AB), a private limited liability company incorporated under the laws of Sweden, the other BORROWING SUBSIDIARIES party thereto, the LENDERS party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
WHEREAS, the Lenders have agreed to extend credit to the Borrowers under the Credit Agreement on the terms and subject to the conditions set forth therein;
WHEREAS, the Company has requested that the Lenders agree to effect certain amendments to the Credit Agreement as set forth herein; and
WHEREAS, the parties hereto, which include each Lender as of the First Amendment Effective Date (as defined below), are willing to amend the Credit Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement (as amended hereby).
SECTION 2. Amendment of Credit Agreement. Effective as of the First Amendment Effective Date, the Credit Agreement is hereby amended by inserting the language indicated in single or double underlined text (indicated textually in the same manner as the following examples: single-underlined text) and by deleting the language indicated by strikethrough text (indicated textually in the same manner as the following example: ~~stricken text~~) as set forth in the blackline changed pages attached as Exhibit A hereto.
SECTION 3. Representations and Warranties. The Company represents and warrants to the Lenders that:
(a) This Amendment has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b) Before and after giving effect to this Amendment, the representations and warranties of the Borrowers set forth the Credit Agreement and the other Loan Documents are true and correct (i) in the case of the representations and warranties qualified as to materiality, in all respects and (ii) otherwise, in all material respects on and as of the First Amendment Effective Date with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were so true and correct as of such earlier date.

(c) As of the First Amendment Effective Date, before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 4. Effectiveness. This Amendment shall become effective as of the first date (the “First Amendment Effective Date”) on which the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of Company, the Administrative Agent and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Administrative Agent shall notify the Company, the Lenders and the Issuing Banks of the First Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 5. Effect of this Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent, the Issuing Banks or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower to any other consent to, or any other waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(c) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereunder”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.
SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by fax, emailed pdf. or any other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BROADRIDGE FINANCIAL SOLUTIONS, INC.,
by:
/s/ Edmund Reese
Name: Edmund Reese Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent,
by:
/s/ Ryan Zimmerman
Name: Ryan Zimmerman Title: Vice President

        Name of Lender:

Lender: BANK OF AMERICA, N.A.
by:
/s/ Alexandra M. Knights
Name: Alexandra M. Knights Title: Vice President

        Name of Lender:

Lender: WELLS FARGO BANK, N.A.
by:
/s/ Tracy L. Moosbrugger
Name: Tracy L. Moosbrugger Title: Managing Director

        Name of Lender:

Lender: BNP Paribas Securities Corp.
by:
/s/ Michael Kowalczuk
Name: Michael Kowalczuk Title: Managing Director

For any Lender requiring a second signature line:
by:
/s/ Maria Mulic
Name: Maria Mulic Title: Managing Director

        Name of Lender:

Lender: TD Bank, N.A.
by:
/s/ Bernadette Collins
Name: Bernadette Collins Title: Senior Vice President

        Name of Lender:

Lender: U.S. Bank National Association
by:
/s/ William R. Mandaro
Name: William R. Mandaro Title: SVP

        Name of Lender:

Lender: Truist Bank
by:
/s/ Jim C. Wright
Name: Jim C. Wright Title: Vice President

        Name of Lender:

Lender: BANK OF CHINA, NEW YORK BRANCH
by:
/s/ Raymond Qiao
Name: Raymond Qiao Title: Executive Vice President

    Name of Lender:

Lender: THE BANK OF NOVA SCOTIA
by:
/s/ Khrystyna Manko
Name: Khrystyna Manko Title: Director

Name of Lender:

Lender: BMO Bank of Montreal
/s/ Geoff Clark
Name: Geoff Clark Title: Director, Corporate Finance Division

Name of Lender:

Lender: HSBC Bank USA NA
by:
/s/ Eric Korins
Name: Eric Korins Title: Vice President

Name of Lender:

Lender: MORGAN STANLEY BANK, N.A.

by:
/s/ Jack Kuhns

                Name of Lender:

Lender: Santander Bank, N.A.
by:
/s/ Jennifer Baydian
Name: Jennifer Baydian Title: Senior Vice President

                Name of Lender:

Lender: BARCLAYS BANK IRELAND PLC
by:
/s/ Daniel Scoines
Name: Daniel Scoines Title: Assistant Vice President

EXHIBIT A
AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
April 23, 2021,
among
BROADRIDGE FINANCIAL SOLUTIONS, INC.,
The BORROWING SUBSIDIARIES Party Hereto,
The LENDERS Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., WELLS FARGO
SECURITIES, LLC, BNP PARIBAS SECURITIES CORP., TD SECURITIES (USA) LLC and
U.S. BANK NATIONAL ASSOCIATION,
as Joint Lead Arrangers and Joint Bookrunners
BANK OF AMERICA, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, BNP
PARIBAS, TD BANK, N.A. and U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agents
and
TRUIST BANK,
as Documentation Agent

TABLE OF CONTENTS
Page
ARTICLE I
Definitions
SECTION 1.01. Defined Terms    1
SECTION 1.02. Classification of Loans and Borrowings    43
SECTION 1.03. Terms Generally    ~~43~~44
SECTION 1.04. Accounting Terms; GAAP; Pro Forma Computations    44
SECTION 1.05. Currency Translation    45
SECTION 1.06. Interest Rates; LIBOR Notification    45
SECTION 1.07. Divisions    ~~46~~47
SECTION 1.08. Blocking Regulation    47
ARTICLE II
The Credits
SECTION 2.01. Revolving Commitments    47
SECTION 2.02. Loans and Borrowings    48
SECTION 2.03. Requests for Revolving Borrowings    49
SECTION 2.04. [Reserved]    50
SECTION 2.05. Swingline Loans    50
SECTION 2.06. Letters of Credit    52
SECTION 2.07. Funding of Borrowings    60
SECTION 2.08. Interest Elections for Revolving Borrowings    60
SECTION 2.09. Termination or Reduction of Revolving Commitments    62
SECTION 2.10. Increase of Revolving Commitments; Extension of Revolving
Maturity Date    63
SECTION 2.11. Repayment of Loans; Evidence of Debt    66
SECTION 2.12. Prepayment of Loans    66
SECTION 2.13. Fees    68
SECTION 2.14. Interest     69
SECTION 2.15. Alternate Rate of Interest    70
SECTION 2.16. Increased Costs    74
SECTION 2.17. Break Funding Payments    76
SECTION 2.18. Taxes    77
SECTION 2.19. Payments Generally; Pro Rata Treatment; Sharing of Set-offs    80
SECTION 2.20. Mitigation Obligations; Replacement of Lenders    82
SECTION 2.21. Defaulting Lenders    83
SECTION 2.22. Borrowing Subsidiaries    86

relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) Other Taxes.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Company that is not guaranteed by any other Person or subject to any other credit enhancement.
“Information” has the meaning set forth in Section 9.12(a).
“Information Memorandum” means the Confidential Information Memorandum dated March 31, 2021 relating to the Company and the Transactions.
“Initial Loans” has the meaning set forth in Section 2.10(b).
“Interest Election Request” means a request by or on behalf of a Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08, which shall be substantially in the form of Exhibit E or any other form approved by the Administrative Agent.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), any CBR Loan or any Canadian Prime Loan, the last day of each March, June, September and December, (b) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the date of the Borrowing of which such Loan is a part (or, if there is no such numerically corresponding day in such month, then the last day of such month), and for purposes of this clause (b), the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing, (c) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (d) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending, as the applicable Borrower may elect, on the date one week thereafter or on the numerically corresponding day in the calendar month that is one, two, three or (except in the case of CDOR Borrowings) six months thereafter (or, if agreed upon by all of the Lenders participating in such Borrowing, any other period thereafter), in each case (other than in respect of a period of one week in connection with a Borrowing denominated in US Dollars (such period, the “One Week USD Interest Period”)), subject to the availability of such period for the Benchmark applicable to such Borrowing for the applicable Agreed Currency; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, solely in the case of a Eurocurrency Borrowing with an Interest Period of one month or longer, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period pertaining to a Eurocurrency Borrowing of one month or longer that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.15(b) shall be available for specification in any Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Screen Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period or clause (c) of the definition of the term “Alternate Base Rate”, a rate per annum (rounded to the same number of decimal places as the Relevant Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the Relevant Screen Rate for the longest period ~~(~~for which the Relevant Screen Rate is available (which longest period, for the avoidance of doubt, need not itself be an Interest Period) that is shorter than the applicable ~~period~~Interest Period; and (b) the Relevant Screen Rate for the shortest period ~~(~~for which the Relevant Screen Rate is available (which shortest period, for the avoidance of doubt, need not itself be an Interest Period) that is longer than the applicable ~~period~~Interest Period, in each case, as of the time the Interpolated Screen Rate is otherwise required to be determined in accordance with this Agreement; provided that the Interpolated Screen Rate shall in no event be less than 0.00%.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuing Bank” means (a) each of JPMorgan, Bank of America, N.A., BNP Paribas, TD Bank, N.A., U.S. Bank National Association and Wells Fargo Bank, National Association and (b) any other US Dollar Tranche Revolving Lender that is designated by the Company and agrees to act in such capacity pursuant to Section 2.06(i) or 2.06(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.06(i)). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any branch or Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such branch or Affiliate with respect to Letters of Credit issued by such branch or Affiliate (it being agreed that such Issuing Bank shall cause such branch or Affiliate to comply with the requirements of Section 2.06 with respect to such Letters of Credit).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or pursuant to an Accession Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.
“Letter of Credit” means each Existing Letter of Credit and any letter of credit issued pursuant to this Agreement.
“Leverage Ratio” means, as of the last day of any Test Period, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for such Test Period; provided that, for purposes of determining Total Indebtedness, at any time after the definitive agreement for any Material Specified Acquisition shall have been executed, any Acquisition Indebtedness with respect to such Material Specified Acquisition shall, unless such Material Specified Acquisition shall have been consummated, be disregarded.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.
“LIBO Rate” means, with respect to any Borrowing denominated in US Dollars for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (including, for the avoidance of doubt and without limitation, as a result of the permanent cessation of publication of the one-week US Dollar London interbank offered rate setting), then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate as of such time.
“LIBO Screen Rate” means a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars for the applicable period, as displayed on the Reuters screen page that displays such rate (currently Reuters Screen Page LIBOR01 or LIBOR02) (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion); provided that if the LIBO Screen Rate, determined as provided above, would be less than 0.00%, then the LIBO Screen Rate shall be deemed to be 0.00% for all purposes.
“LIBOR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing, but excluding any operating lease) relating to such asset and (c) in the case of means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that the NYFRB Rate shall in no event be less than 0.00%.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“Objecting Lender” has the meaning set forth in Section 2.22(a).
“One Week USD Interest Period” has the meaning set forth in the definition of “Interest Period”.

“Other Connection Taxes” means, with respect to any Lender or Issuing Bank, Taxes imposed as a result of a present or former connection between such Lender or Issuing Bank and the jurisdiction imposing such Taxes (other than a connection arising from such Lender or Issuing Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan Document).
“Other Taxes” means any and all present or future recording, stamp, court, documentary, filing, intangible or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, participation or change in lending office (other than an assignment under Section 2.20(b) or a change in lending office under Section 2.20(a)).
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings denominated in US Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding business day as an Overnight Bank Funding Rate; provided that such rate shall in no event be less than 0.00%.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in US Dollars, the NYFRB Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning set forth in Section 9.04(g).
“Participant Register” has the meaning set forth in Section 9.04(g).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, in each case, other than the tenor of one week in respect of the One Week USD Interest Period, and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(vi) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the applicable Borrower (or the Company on its behalf) may revoke any request for a borrowing of Eurocurrency Loans or RFR Loans, or conversion to or continuation of Eurocurrency Loans, to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) the applicable Borrower will be deemed to have converted any request for a Eurocurrency Borrowing denominated in US Dollars into a request for a borrowing of, or conversion to, ABR Loans or (y) any request for a Eurocurrency Borrowing denominated in an Alternative Currency or an RFR Borrowing shall be ineffective. If any Eurocurrency Borrowing or RFR Borrowing is outstanding on the date of the Company’s receipt of such notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Eurocurrency Borrowing or RFR Borrowing, then, until such time as a Benchmark Replacement for such Agreement Currency is implemented pursuant to this Section 2.15(b), (1) if such Eurocurrency Borrowing is denominated in US Dollars, such Eurocurrency Borrowing, unless repaid, shall convert, on the last day of the Interest Period applicable thereto, to an ABR Revolving Borrowing, (2) if such Eurocurrency Borrowing is denominated in any Alternative Currency (other than Canadian Dollars), such Eurocurrency Borrowing, unless repaid, shall convert, on the last day of the Interest Period applicable thereto, to a CBR Borrowing that bears interest at the Central Bank Rate for the applicable Agreed Currency plus the Applicable Rate, (3) if such Eurocurrency Borrowing is denominated in Canadian Dollars, such Eurocurrency Borrowing, unless repaid, shall convert, on the last day of the Interest Period applicable thereto, to a Canadian Prime Borrowing that bears interest at the Canadian Prime Rate plus the Applicable Rate, or (4) in the case of any RFR Borrowing, such Borrowing, unless repaid, shall convert, effective upon such notice, to a CBR Borrowing that bears interest at the Central Bank Rate for Sterling plus the Applicable Rate; provided, in the case of clauses (2), (3) and (4) above, that if the Administrative Agent determines at any time (which determination shall be made in good faith and shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Central Bank Rate for the applicable Agreed Currency or the Canadian Prime Rate, as applicable, then the Administrative Agent shall give notice thereof (which may be by telephone) to the Company and the Lenders as promptly as practicable, and, on the date of such determination (and whether or not a notice of such determination has already been given), the applicable affected Revolving Borrowing, unless repaid, shall automatically convert into a Revolving Borrowing of the same Class but denominated in

Borrowing Subsidiary or other obligor to the Administrative Agent, the Issuing Bank and the Lenders.
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